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                                                                      Exhibit 23


CONSENT OF ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Household Finance Corporation:

As independent public accountants, we hereby consent to the incorporation of our report dated January 15, 2001, included in this annual report on Form 10-K of Household Finance Corporation for the year ended December 31, 2000, into the Company's previously filed Registration Statements No. 333-47945, No. 333-59453, No. 333-82119, No. 333-33240, No. 333-45740, and No. 333-56152 on Form S-3.



Arthur Andersen LLP

Chicago, Illinois
March 22, 2001